   As filed with the Securities and Exchange Commission on August 26, 1998
                          Registration No. 33-86620


================================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 ----------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                                 ----------

                 COHERENT COMMUNICATIONS SYSTEMS CORPORATION
           (Exact name of registrant as specified in its charter)

            DELAWARE                                    11-2162982
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                           45085 UNIVERSITY DRIVE
                           ASHBURN, VIRGINIA 20174
                  (Address of principal executive offices)

                 COHERENT COMMUNICATIONS SYSTEMS CORPORATION
                        1993 EQUITY COMPENSATION PLAN
                          (Full title of the plan)

                           MARGARET MAXWELL ZAGEL
                 COHERENT COMMUNICATIONS SYSTEMS CORPORATION
                              C/O TELLABS, INC.
                             4951 INDIANA AVENUE
                         LISLE, ILLINOIS 60532-1698
                              (Name and address
                            of agent for service)

                               (630) 969-8800
                      (Telephone number, including area
                         code, of agent for service)

                                  Copy to:

                               SIDLEY & AUSTIN
                          ONE FIRST NATIONAL PLAZA
                           CHICAGO, ILLINOIS 60603
                               (312) 853-7000
                          ATTENTION: IMAD I. QASIM



================================================================================

     This Registration Statement No. 33-86620 (the "Registration Statement") registered an aggregate of 750,000 shares of Common Stock, par value $0.01 per share (the "Securities"), of Coherent Communications Systems Corporation, a Delaware corporation (the "Registrant").

     On August 3, 1998, the Registrant became a wholly-owned subsidiary of Tellabs, Inc., a Delaware corporation, following a merger. As a result of the merger, the offering of the Securities has been terminated. The Registrant hereby amends the Registration Statement to remove the Securities from registration under the Registration Statement.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Lisle, State of Illinois, on August 26, 1998.

                                COHERENT COMMUNICATIONS SYSTEMS CORPORATION

                                By: /s/ Daniel L. McGinnis
                                   ----------------------------------------
                                        Daniel L. McGinnis
                                        President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on August 26, 1998.

Name                              Title
----                              -----

/s/ Daniel L. McGinnis            President
----------------------            (Principal Executive, Financial and
Daniel L. McGinnis                Accounting Officer)

/s/ Lawrence J. Gallick           Director
------------------------
Lawrence J. Gallick

/s/ Charles A. Root               Director
------------------------
Charles A. Root

/s/ Charles M. Skibo              Director
------------------------
Charles M. Skibo

/s/ Ernst Volgenau                Director
------------------------
Ernst Volgenau

/s/ Michael J. Birck              Director
------------------------
Michael J. Birck

/s/ John E. Vaughan               Director
------------------------
John E. Vaughan

                                  Director
------------------------
Peter A. Guglielmi

/s/ Brian J. Jackman              Director
------------------------
Brian J. Jackman

/s/ Harvey R. Scull               Director
------------------------
Harvey R. Scull


                                     -3-